Exhibit 99.1

NEWS RELEASE

7007 Pinemont Drive

Houston, TX 77040 USA

Contact: Rick Wheeler

President and CEO

TEL:	713.986.4444
FAX:	713.986.4445

FOR IMMEDIATE RELEASE

GEOSPACE TECHNOLOGIES REPORTS FISCAL YEAR 2018 THIRD

QUARTER AND NINE MONTH RESULTS

Houston, Texas — August 2, 2018 — Geospace Technologies (NASDAQ: GEOS) today announced that it narrowed its net loss to $4.8 million, or $0.36 per diluted share, on revenue of $21.3 million for its third quarter ended June 30, 2018 compared to a net loss of $14.4 million, or $1.09 per diluted share, on revenue of $14.2 million for the third quarter of the prior year.

For the nine months ended June 30, 2018, the company recorded revenue of $55.2 million compared to revenue of $50.0 million during the prior year period. The company reported a net loss of $19.0 million, or $1.43 per diluted share compared to a net loss of $37.6 million, or $2.86 per diluted share for the year ago period.

Walter R. (“Rick”) Wheeler, President and CEO of Geospace Technologies said, “We are very pleased to see another sequential increase in our quarterly revenue, with our third quarter revenue setting the high-mark so far for fiscal year 2018. For the quarter ended June 30, 2018 we generated a 50% increase in revenue from last year’s third quarter. For the nine-month period ended June 30, 2018, our revenue increased 10% over last year’s comparable period. The consecutive revenue growth has also resulted in our second consecutive quarter of generating a positive gross profit. This brings our year-to-date gross profit for the nine months ended June 30, 2018 to $5.7 million. In conjunction with our overall cost reduction efforts, lower inventory obsolescence charges helped to drive our positive improvements in gross profits.”

Wheeler continued, “Unfortunately, a significant portion of our third quarter and year-to-date financial results were negatively impacted by a $2.7 million bad debt charge reported in the third quarter. Virtually all of this charge is in association with the recently filed bankruptcy of one of our customers. Excluding the impact of bad debt charges, our operating expenses in the third quarter and nine months of this fiscal year declined by 18% and 12%, respectively.”

Traditional Seismic Products

The company’s traditional seismic products generated revenue of $2.6 million in the third quarter, and for the nine months ended June 30, 2018 generated revenue of $9.6 million. For the quarter, this represents a reduction of 28% from last year, and a much narrower decline of less than 3% for this year’s nine month period when compared to last year. The decline in both periods can be largely attributed to lower demand for the company’s specialty sensor products as well as traditional products used in the marine seismic industry.

Wireless Seismic Products

Revenue from wireless seismic products totaled $7.9 million in the third quarter, almost tripling the amount reported last year. This revenue increase was almost entirely driven by an increase in OBX rentals. Despite this quarterly increase, wireless product revenue for the first nine months of the current fiscal year declined by almost 6% when compared with last year’s equivalent nine-month period. In examining the comparison to the prior year periods, these varied current year results reflect increasing rental income from OBX rental contracts, but are offset somewhat by lower wireless product sales. The OBX nodal marine system continues to gain expanded use in the ocean bottom seismic market, and based on existing rental contracts and quoting activity, the company expects this to continue.

Reservoir Seismic Products

For the quarter ended June 30, 2018, revenue from the company’s reservoir seismic products increased 83% in comparison to last year’s third quarter. For the nine month period, reservoir product revenue more than doubled compared to last year. In both periods, higher service revenues along with stronger sales of borehole systems, including downhole tools from the company’s rental fleet, contributed to the increases. The company’s customers use these products to perform ‘frac monitoring’ and borehole reservoir characterization services for oil and gas companies. While an increase in these activities has driven higher borehole product sales in recent periods, the company does not expect revenue contributions to reach the levels seen in years past unless the company receives a contract to manufacture and deliver a permanent reservoir monitoring (PRM) system. Based on management’s ongoing industry discussions, an opportunity to be awarded such a contract is unlikely to occur in the next six months to a year.

Non-Seismic Products

The company’s non-seismic products generated revenue totaling $8.8 million in the third quarter. This is the highest level of revenue from this segment in the company’s history, and represents an increase of over 30% compared to last year’s third quarter. For the first nine months of the fiscal year, revenue from these products increased by almost 22% compared to the same period a year ago, reaching $23.1 million. Increasing demand for the company’s water meter products was particularly strong during the three and nine-month periods with modest revenue gains also coming from the company’s imaging products.

Wheeler continued, “We are encouraged by the consecutive quarterly growth in our revenues. These recent contributions have resulted from increased commerce in both our seismic and non-seismic business segments. Despite these recent quarterly improvements, the modest year-to-date revenue decline we realized in our traditional and wireless seismic product lines is an indicator that there is still a lot of ground yet to be gained in the oil and gas seismic industry recovery. Revenue from these two product lines in particular is expected to remain low until depletion of existing reserves prompts additional focus on seismic exploration activities. Despite this concern, we continue to be encouraged by our overall seismic revenue growth that such an industry recovery is underway.”

“As we very recently announced, our acquisition of Quantum Technology Sciences represents a strategic effort to further expand Geospace’s core seismic engineering and manufacturing competencies into the border, critical infrastructure and perimeter security markets. We believe Quantum’s highly unique seismic analytic software technology and existing products are rapidly gaining recognition in these important industries. In future course, our planned efforts include the blending of our technologies to incorporate Quantum’s innovative analytic solutions with our ruggedized large channel count PRM data acquisition system designs. In this accomplishment, we expect to provide new products of incomparable functionality for markets focused on homeland security and the protection of borders and critical infrastructure.”

Wheeler concluded, “Our balance sheet as of June 30, 2018 remained debt free and included $39.6 million in cash and short-term securities as well as $21.9 million of borrowings available under our credit facility. After the $4.4 million cash down payment related to the acquisition of Quantum, we believe our remaining liquidity and debt free status continue to reflect an extremely strong financial position. We also believe that this financial strength in conjunction with a calculated exploitation of broader markets for our seismic technologies provides significant opportunities for the company’s growth and diversification in the coming years.”

Conference Call Information

Geospace Technologies will host a conference call to review its fiscal year 2018 third quarter and nine month financial results on August 3, 2018, at 10:00 a.m. Eastern Time (9 a.m. Central). Participants can access the call at (866) 831-8713 (US) or (203) 518-9713 (International). Please reference the conference ID: GEOSQ318 prior to the start of the conference call. A replay will be available for approximately 60 days and may be accessed through the Investor tab of our website at www.geospace.com.

About Geospace Technologies

Geospace Technologies Corporation designs and manufactures instruments and equipment used by the oil and gas industry to acquire seismic data in order to locate, characterize and monitor hydrocarbon producing reservoirs. Through its acquisition of Quantum Technology Sciences, the company designs and manufactures instruments, equipment and analytical software used in the border and perimeter security industry for the protection of borders and critical infrastructure. The company also designs and manufactures non-seismic products, including industrial products, offshore cables and imaging equipment.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by terminology such as “may”, “will”, “should”, “intend”, “expect”, “plan”, “budget”, “forecast”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “continue”, “evaluating” or similar words. Statements that contain these words should be read carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other forward-looking information. Examples of forward-looking statements include, among others, statements that we make regarding our expected operating results, the results and success of our transactions with Quantum, the adoption and sale of our products in various geographic regions, anticipated levels of capital expenditures and the sources of funding therefore, and our strategy for growth, product development, market position, financial results and the provision of accounting reserves. These forward-looking statements reflect our current judgment about future events and trends based on the information currently available to us. However, there will likely be events in the future that we are not able to predict or control. The factors listed under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are on file with the Securities and Exchange Commission, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Such examples include, but are not limited to, the failure of the Quantum transaction to yield positive operating results, decreases in commodity price levels, which could reduce demand for our products, the failure of our products to achieve market acceptance, despite substantial investment by us, our sensitivity to short term backlog, delayed or cancelled customer orders, product obsolescence resulting from poor industry conditions or new technologies, bad debt write-offs associated with customer accounts, lack of further orders for our OBX systems, failure of our non-seismic products to be adopted by the border and security perimeter market, infringement or failure to protect intellectual property, and any negative impact from our restatement of our financial statements regarding current assets. The occurrence of the events described in these risk factors and elsewhere in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q could have a material adverse effect on our business, results of operations and financial position, and actual events and results of operations may vary materially from our current expectations. We assume no obligation to revise or update any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of new information, future developments or otherwise.

GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Revenue:
Products	$13,417	$12,888	$40,886	$37,960
Rental equipment	7,853	1,307	14,275	12,078

Total revenue	21,270	14,195	55,161	50,038

Cost of revenue:
Products	13,011	15,489	40,459	49,124
Rental equipment	3,582	3,818	8,994	11,911

Total cost of revenue	16,593	19,307	49,453	61,035

Gross profit (loss)	4,677	(5,112)	5,708	(10,997)

Operating expenses:
Selling, general and administrative	4,551	4,972	14,465	15,092
Research and development	2,537	3,674	8,125	10,458
Bad debt expense (recovery)	2,725	16	3,081	(402)

Total operating expenses	9,813	8,662	25,671	25,148

Loss from operations	(5,136)	(13,774)	(19,963)	(36,145)

Other income (expense):
Interest expense	(94)	(8)	(285)	(24)
Interest income	257	185	799	453
Foreign exchange gains (losses), net	264	(120)	(85)	(401)
Other, net	(34)	(11)	(88)	(44)

Total other expense, net	393	46	341	(16)

Loss before income taxes	(4,743)	(13,728)	(19,622)	(36,161)
Income tax expense (benefit)	53	648	(617)	1,423

Net loss	$(4,796)	$(14,376)	$(19,005)	$(37,584)

Loss per common share:
Basic	$(0.36)	$(1.09)	$(1.43)	$(2.86)

Diluted	$(0.36)	$(1.09)	$(1.43)	$(2.86)

Weighted average common shares outstanding:
Basic	13,266,316	13,147,016	13,244,242	13,129,196

Diluted	13,266,316	13,147,016	13,244,242	13,129,196

GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands except share amounts)

(unaudited)

	June 30, 2018	September 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$12,550	$15,092
Short-term investments	27,014	36,137
Trade accounts receivable, net	11,150	9,435
Financing receivables	5,031	3,055
Income tax receivable	9	273
Inventories	18,959	20,752
Prepaid expenses and other current assets	3,014	1,623

Total current assets	77,727	86,367

Rental equipment, net	34,345	16,462
Property, plant and equipment, net	34,173	37,399
Non-current inventories	35,355	55,935
Deferred income tax assets, net	287	259
Non-current financing receivables, net	5,513	8,195
Prepaid income taxes	57	450
Other assets	213	629

Total assets	$187,670	$205,696

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable trade	$4,033	$2,599
Accrued expenses and other current liabilities	5,359	6,338
Deferred revenue	982	1,568
Income tax payable	8	—

Total current liabilities	10,382	10,505

Deferred income tax liabilities	45	37

Total liabilities	10,427	10,542

Commitments and contingencies:

Stockholders’ equity:
Preferred stock, 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 20,000,000 shares authorized, 13,576,041 and 13,438,316 shares issued and outstanding	136	134
Additional paid-in capital	85,593	83,733
Retained earnings	106,161	125,517
Accumulated other comprehensive loss	(14,647)	(14,230)

Total stockholders’ equity	177,243	195,154

Total liabilities and stockholders’ equity	$187,670	$205,696

GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended
	June 30, 2018	June 30, 2017
Cash flows from operating activities:
Net loss	$(19,005)	$(37,584)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Deferred income tax benefit	(37)	(25)
Rental equipment depreciation	7,475	9,858
Property, plant and equipment depreciation	3,105	3,930
Impairment of long-lived assets	488	—
Accretion of discounts on short-term investments	31	45
Stock-based compensation expense	1,833	4,289
Bad debt expense (recovery)	3,081	(402)
Inventory obsolescence expense	4,001	12,111
Gross profit from sale of used rental equipment	(4,966)	(2,650)
Gain on disposal of property, plant and equipment	(25)	—
Realized loss on short-term investments	1	2
Effects of changes in operating assets and liabilities:
Trade accounts receivable	(3,932)	8,871
Income tax receivable	262	12,847
Inventories	(5,702)	1,208
Prepaid expenses and other current assets	(1,186)	459
Prepaid income taxes	41	1,156
Accounts payable trade	1,437	(77)
Accrued expenses and other	505	(2,033)
Deferred revenue	512	119
Income tax payable	8	(117)

Net cash provided by (used in) operating activities	(12,073)	12,007

Cash flows from investing activities:
Purchase of property, plant and equipment	(1,005)	(588)
Proceeds from sale of property and equipment	200	—
Investment in rental equipment	(2,511)	(299)
Proceeds from the sale of used rental equipment	4,333	4,424
Purchases of short-term investments	(11,162)	(16,042)
Proceeds from the sale of short-term investments	20,163	6,991
Payments for damages related to insurance claim	(1,970)	—
Proceeds from insurance claim	900	—
Increase in insurance claim receivable	849	—

Net cash provided by (used in) investing activities	9,797	(5,514)

Cash flows from financing activities:
Proceeds from the exercise of stock options	19	50

Net cash provided by financing activities	19	50

Effect of exchange rate changes on cash	(285)	272

Increase (decrease) in cash and cash equivalents	(2,542)	6,815
Cash and cash equivalents, beginning of fiscal year	15,092	10,262

Cash and cash equivalents, end of fiscal period	$12,550	$17,077

GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

SUMMARY OF SEGMENT REVENUE AND OPERATING LOSS

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Seismic segment revenue:
Traditional exploration products	$2,582	$3,604	$9,559	$9,811
Wireless exploration products	7,890	2,681	17,560	18,605
Reservoir products	1,873	1,023	4,552	2,242

	12,345	7,308	31,671	30,658

Non-Seismic segment revenue:
Industrial product revenue	5,674	3,873	14,061	10,253
Imaging product revenue	3,104	2,868	8,997	8,692

	8,778	6,741	23,058	18,945

Corporate	147	146	432	435

Total revenue	$21,270	$14,195	$55,161	$50,038

	Three Months Ended		Nine Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Operating income (loss):
Seismic segment	$(4,122)	$(11,972)	$(15,552)	$(30,581)
Non-seismic segment	1,428	1,004	3,841	3,108
Corporate	(2,442)	(2,806)	(8,252)	(8,672)

Total operating loss	$(5,136)	$(13,774)	$(19,963)	$(36,145)